EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Offering Statement on Form S-1 of Black Bird Biotech, Inc. (formerly Digital Development Partners, Inc.) (the “Company”) of:

(a) our report dated March 20, 2023, relating to the financial statements of Black Bird Biotech, Inc., (formerly Digital Development Partners, Inc.), a Nevada corporation, for the years ended December 31,

2022 and 2021, which report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern;

Farmer, Fuqua & Huff, P.C.

Richardson, TX

March 23, 2023